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                                                                    EXHIBIT 23.4

               CONSENT OF ARTHUR ANDERSEN, CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data of SDL" and "Experts" in the Proxy Statement of JDS Uniphase Corporation and SDL, Inc. that is made part of the Registration Statement (Form S-4) and Prospectus of JDS Uniphase Corporation for the registration of shares of its common stock to be issued in connection with the acquisition of SDL, Inc. and to the incorporation by reference therein of our report dated 15 October 1998 with respect to the consolidated financial statements of IOC International plc as at 30 September 1998 and for each of the two years in the period ended 30 September 1998, incorporated by reference in SDL, Inc.'s Annual Report (Form 10-K) for the year ended 31 December 1999, filed with the Securities and Exchange Commission.

/s/ ARTHUR ANDERSEN

Arthur Andersen, Chartered Accountants

Cambridge, England
September 5, 2000